Exhibit 10.2

FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “First SPA Amendment”) is made and entered into effective as of June 23, 2022 (the “Effective Date”) by and between Canaan Inc., a Cayman Islands company (the “Company”) and each purchaser identified on the signature pages hereto (“Purchasers”).

RECITALS

A.	This First SPA Amendment amends that certain Securities Purchase Agreement by and among the Company and the purchasers party thereto (including the Purchasers), dated April 29, 2021 (the “SPA”). Terms used but not defined herein shall have the meanings set forth in the SPA.

B.	Each of the Purchasers has entered into a Purchase Agreement with the Company, pursuant to which each Purchaser has agreed to sell and the Company has agreed to purchase, the Warrants issued to such Purchaser pursuant to the SPA (collectively, the “Purchase Agreements”).

C.	Whereas the Company and the Purchasers have agreed to amend certain provisions of the SPA as set forth in this First SPA Amendment.

D.	Whereas the Purchasers herein purchased at least 50.1% in interest of the ADSs based on the initial Subscription Amounts set forth in the SPA.

AGREEMENT

1.            In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective immediately prior to the closing of the transactions contemplated by the Purchase Agreements, including the payment of the Purchase Price for the respective Warrant (as such terms are defined in the Purchase Agreement), the Company and the Purchasers agree that Section 4.12 of the SPA shall be deleted in its entirety. If the transactions contemplated by the Purchase Agreements have not been consummated on or prior to June 24, 2022, this First SPA Amendment shall terminate and be void ab initio.

2.            Except as expressly amended in this First SPA Amendment, the SPA shall continue in full force and effect. The SPA, as amended by this First SPA Amendment, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior and contemporaneous agreements or understandings, whether written or oral, with regard to the subject matter hereof. This First SPA Amendment may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by the Company and the Purchasers.

3.            Each Purchaser has acquired such Purchaser’s ADSs, in the amounts set forth on the signature page hereto opposite such Purchasers name, acting as principal for its own account, such Purchaser has not acted on behalf of, at the direction or instruction of, or as an agent for, the Company and such Purchaser has not held itself out as or otherwise represented to any Person that it has so acted. Such Purchaser has good and valid title to such Purchaser’s ADSs, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, with the full power and authority to vote such ADS and consent to this First SPA Amendment, as set forth herein. Such Purchaser will, upon request, execute and deliver any additional documents reasonably deemed by the Company to be necessary or desirable to confirm such Purchaser’s ADSs are free and clear of any such liens, claims, encumbrances, security interests, options, charges and restrictions.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has executed this First SPA Amendment to be effective as of the Effective Date.

CANAAN INC.

By:
Name:
Title:

Name of Purchaser:

By:
Name:
Title:

Number of ADSs: